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                                                                  Exhibit 23(a)







                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated July 21, 2003 on the balance sheet of Atlas America Public #12-2003 Limited Partnership as of July 21, 2003 and our report dated November 22, 2002 on the consolidated financial statements of Atlas Resources, Inc. as of September 30, 2002 contained in the Registration Statement on Form S-1 and Prospectus for Atlas America Public #12-2003 Program. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".




 /s/  GRANT THORNTON LLP





Cleveland, Ohio
July 25, 2003